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                                                                Exhibit 4.2

FORM NO. 54-9203 REV 7/94

                             DEMAND PROMISSORY NOTE

$5,000,000.00                                            As of June 30, 1996
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ON DEMAND AFTER DATE, FOR VALUE RECEIVED, the undersigned (herein called the
"Borrower") jointly and severally promises to pay to the order of KEYBANK, NATIONAL ASSOCIATION 127 PUBLIC SQ. CLEVELAND, OHIO (herein called the 'Bank") the principal amount of FIVE MILLION-------------------------00/100 DOLLARS or the unpaid principal balance shown on any allonge attached hereto, or any ledger or other record of the Bank, which shall be rebutably presumptive evidence of the principal amount owing and unpaid on this Note.

The Borrower agrees to pay to the Bank interest on the unpaid balance of principal hereunder at a floating rate per annum equal to 0*% in excess of the Prime Rate in effect from time to time. The interest rate hereon will change immediately and correspondingly with each change in the Prime Rate. Interest hereon shall be payable MONTHLY on the NINETEENTH day of EACH MONTH in each year, commencing on the first such date after the date hereof, and on demand. Prior to demand for payment of the Note, for any payment of principal or interest not paid when due, the Borrower shall pay a late charge of an amount equal to the greater of $25.00 or 10% of the payment. In addition, if this Note is not fully paid as to principal and interest upon demand, the entire unpaid balance shall thereafter bear interest at the greater of 3% in excess of the Prime Rate, which rate shall be immediately and correspondingly adjusted with each change in the Prime Rate, or 11.25%. In no event shall the interest rate exceed the maximum permitted by law. Interest shall be calculated upon a year of days 360 for the actual number of days elapsed. In no event shall the interest rate hereon exceed the highest rate permitted by law. Loans evidenced by this Note shall at all times be made at the sole discretion of Bank, and Bank shall not have any obligation whatsoever to make any such loans.

The Prime Rate is defined as that interest rate established from time to time by Bank as Bank's Prime Rate, whether or not such rate is publicly announced. The Prime Rate may not be the lowest interest rate charged by Bank for commercial or other extensions of credit.

The principal of this Note may be prepaid, in whole or in part, at any time and from time to time.

Payment of the principal of, and interest on, this Note shall be made in lawful money of the United States of America, at any office of the Bank, or at such other place as the Bank or any subsequent holder hereof shall have designated to the Borrower in writing. Any reference to the Bank as used in this Note shall include in its meaning any subsequent holder of this Note.

In order to secure the principal of and interest on this Note and all other liabilities of the Borrower or any of them, whether now existing or hereafter contracted, and whether due or to become due and in whatsoever way acquired by or accruing to the Bank (all of which are herein collectively called the "Liabilities"), the following documents have been executed:
*INTEREST RATE WILL BE OPTIONAL. THE BORROWER MAY CHOOSE A RATE OF PRIME OR 30 DAY-LIBOR PLUS 300 BASIS POINTS.
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SECURITY AGREEMENT DATED JANUARY 19, 1996 GRANTING A SECURITY INTEREST IN ALL
BORROWER'S ACCOUNTS RECEIVABLE, INVENTORY AND EQUIPMENT.
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All of the foregoing are hereinafter called the "Related Loan Documents". This
Note shall further be secured by any other document that may already have been executed or that may hereafter be executed, including, without limitation, Related Loan Documents for other Liabilities, which are designated to give or grant unto the Bank a security interest. The above described security interests shall survive the payment of this Note as to all Liabilities outstanding on the date this Note is paid and the Bank may thereafter retain this Note and the Related Loan Documents to evidence the grant of said security interests.

The Borrower waives demand, presentment for payment, notice of dishonor, protest and notice of protest, and diligence in the collection and bringing suit and agrees to the application of any bank balance as payment or part payment of this Note, or as an offset thereto, and that the Bank may extend the time for payment, accept partial payment, take security therefor, or exchange or release any collateral, without discharging or releasing the Borrower.

The Borrower authorizes any attorney-at-law to appear before any court of record, state or Federal, in the United States of America, after the unpaid principal of this Note becomes due, waive the issuance and service of process, admit the maturity of this Note, confess judgment against the Borrower in favor of the Bank for the amount then appearing due together with interest thereon and costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment is vacated for any reason, the Bank nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Borrower.

Borrower agrees that Bank's attorney may confess judgment pursuant to the foregoing warrant of attorney. Borrower further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Bank.

The Borrower hereby acknowledges this that Note was signed
in  Cleveland           , Ohio
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        City                  State

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WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.
IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT
YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
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20600 Chagrin Blvd.                     Collaborative Clinical Research, Inc.
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Cleveland, Ohio 44122                   /s/ Jeffrey A. Green
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                                        By: Jeffrey A. Green, President